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                                                         EXHIBIT 5.1


                    OPINION OF COUNSEL
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                        January 16, 1996



K-V Pharmaceutical Company
2503 S. Hanley Road
St. Louis, MO  63144

     Re:  Registration Statement on Form S-8
          Stock Option Agreement

Gentlemen:

     We have acted as counsel for K-V Pharmaceutical Company, a Delaware corporation (the "Company"), in connection with the various legal matters relating to the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to an aggregate of 141,400 shares of the Class A common stock, $0.01 par value per share, and 141,400 shares of the Class B common stock, $0.01 par value per share, of the Company (collectively, the "Common Stock"), to be issued pursuant to the Special Stock Option Agreements.

     We have examined such corporate records of the Company, such laws and other information as we have deemed relevant, including the Company's Certificate of Incorporation, Bylaws, resolutions adopted by the Board of Directors and Stockholders of the Company and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

     Based solely on the foregoing, the undersigned is of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2. The Common Stock being offered by the Company, if issued in accordance with the terms of the Special Stock Option
Agreements, will be validly issued, fully paid and non-assessable.


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K-V Pharmaceutical Company
January 16, 1996
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     We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Common Stock.

                              Very truly yours,



                              GALLOP, JOHNSON & NEUMAN, L.C.